Filed Pursuant to Rule 424(b)(2)
Registration No. 333-282710

PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 9, 2024)

The Bank of New York Mellon Corporation

500,000 Depositary Shares

Each representing a 1/100th Interest in a Share of

Series N Noncumulative Perpetual Preferred Stock

Each of the 500,000 depositary shares offered hereby (the “depositary shares”) represents a 1/100th ownership interest in a share of Series N Noncumulative Perpetual Preferred Stock, with a liquidation preference of $100,000 per share (the “Series N Preferred Stock”), of The Bank of New York Mellon Corporation. The depositary shares are evidenced by depositary receipts. Each holder of a depositary share will be entitled to all proportional rights and preferences of the Series N Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series N Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board) and to the extent that we have legally available funds to pay dividends. Dividends will accrue on the liquidation amount of $100,000 per share of the Series N Preferred Stock (equivalent to $1,000 per depositary share) at a rate per annum equal to (i) 6.150% from the original issue date of the Series N Preferred Stock to, but excluding, September 20, 2031, and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as defined elsewhere in this prospectus supplement) plus 1.868% for each reset period from, and including, September 20, 2031. Dividends will be payable in arrears on March 20, June 20, September 20 and December 20 of each year, commencing on December 20, 2026. Payment of dividends on the Series N Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

We may, at our option, redeem the shares of Series N Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date (as defined elsewhere in this prospectus supplement) on or after the dividend payment date on September 20, 2031 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined elsewhere in this prospectus supplement), in each case, at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. If we redeem the Series N Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series N Preferred Stock will not have any voting rights except as described elsewhere in this prospectus supplement.

Neither the depositary shares nor shares of the Series N Preferred Stock will be listed on any securities exchange or automated quotation system.

The Series N Preferred Stock and the depositary shares are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency, and they are not obligations of, or guaranteed by, any bank.

Investing in the depositary shares and the underlying Series N Preferred Stock involves risks. See “Risk Factors” beginning on page S-6 to read about factors you should consider before investing in the depositary shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price(l)	$1,000.00	$500,000,000
Underwriting discount	$10.00	$5,000,000
Proceeds, before offering expenses, to us	$990.00	$495,000,000

(1)	The public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the original issue date, which is expected to be July 23, 2026.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A., and Euroclear Bank SA/NV, against payment in New York, New York on or about July 23, 2026.

Our affiliates, including BNY Mellon Capital Markets, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of our depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	J.P. Morgan	Morgan Stanley	RBC Capital Markets	UBS Investment Bank	BNY Capital Markets

Prospectus Supplement dated July 16, 2026

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we prepare. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of the Company may have changed since those dates. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement sets forth the specific terms of this offering and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or additional to the information in that prospectus. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below, in making your decision to invest in the depositary shares.

Unless otherwise mentioned or unless the context requires otherwise (for example, in references under “Forward-Looking Statements” and “Risk Factors” to the Company’s consolidated businesses, operations and prospects), all references in this prospectus supplement to the “Company”, “The Bank of New York Mellon Corporation”, “BNY”, “we”, “our” and “us” mean The Bank of New York Mellon Corporation and do not include its consolidated subsidiaries.

Prohibition of sales to EEA retail investors—The depositary shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to UK retail investors—The depositary shares are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be

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aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of that contract or other document. You may review a copy of the registration statement through the SEC’s Internet site listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the termination of this offering will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, except as noted below):

•

Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 25, 2026 (our “Form 10-K”) (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A of our 2026 Annual Meeting of Shareholders, filed on March 5, 2026) (SEC File No. 001-35651);

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 1, 2026;

•

Our Current Reports on Form 8-K, dated January 13, 2026 (only those portions filed and not furnished), January  22, 2026, February  26, 2026, March  4, 2026, April 16, 2026 (only those portions filed and not furnished), April 23, 2026, June  12, 2026, June  23, 2026, June  24, 2026 and July 15, 2026 (only those portions filed and not furnished); and on Form 8-K/A (filed on April 17, 2026, amending the Form 8-K dated December 9, 2025 and filed on December 11, 2025) (SEC File No. 001-35651); and

•

Any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of this offering.

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Attention: Office of the Corporate Secretary

Telephone: (212) 495-1784

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements relating to future results of BNY that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “momentum”, “ambition”, “aspiration”, “objective”, “aim”, “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

These statements include statements about the usefulness of Non-GAAP measures, the future results of BNY, our businesses, financial, liquidity and capital condition, results of operations, capital plans including dividends and repurchases, liquidity, risk and capital management and processes, human capital management (including related ambitions, objectives, aims and goals), strategic priorities and initiatives, innovation in products and services, artificial intelligence, acquisitions, related integration and divestiture activity, transition to a platforms operating model, efficiency savings, estimates (including those regarding expenses, interest rate and net interest income sensitivities, losses inherent in our credit portfolios and capital ratios), intentions (including those regarding our capital returns and expenses, including our investments in technology and pension expense), outlook (including those regarding our performance results, revenue, expenses, impacts of currency fluctuations, operating leverage, pre-tax margin, capital ratios and effective tax rate) and expectations (including those regarding products, nonperforming assets, legal proceedings and other contingencies, impacts of trends on our businesses, regulatory, technology, market, economic or accounting developments and the impacts of such developments on our businesses). Furthermore, these forward-looking statements relate to, among others:

•	the impact of the issuance of the Series N Preferred Stock and the use of proceeds therefrom on the Company’s Basel III capital components and capital ratios;

•	the existence or development of a trading market for the depositary shares;

•	the price at which the depositary shares could trade;

•	the effect of our credit rating on our results of operations or financial condition and on the ability of holders to sell their depositary shares and at what price; and

•	the additional shares of Series N Preferred Stock or the related depositary shares we could issue and sell after the offering described in this prospectus supplement.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY (including those incorporated by reference in this prospectus supplement or the accompanying prospectus), are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements in this manner, we are alerting investors to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including those factors described in “Risk Factors” in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2025 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference in this prospectus supplement. Actual results may differ materially from those expressed or implied as a result of a number of factors, such as:

•	errors or delays in our operational and transaction processing, or those of third parties, may materially adversely affect our business, financial condition, results of operations and reputation;

•

a communications or technology disruption or failure within our infrastructure or the infrastructure of third parties that results in a loss of information, delays our ability to access information or impacts our

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ability to provide services to our clients may materially adversely affect our business, financial condition and results of operations;

•

a cybersecurity incident directed at us or a third party could result in the theft, loss, disclosure, use or alteration of information, unauthorized or loss of access to information, or system or network failures. Any such incident could adversely impact our ability to conduct our businesses, damage our reputation and cause losses;

•	the development and use of artificial intelligence present risks and challenges that may materially adversely impact our business;

•

our risk management framework, policies and processes may not be effective in identifying or mitigating risk and reducing the potential for losses and any inadequacy or lapse in our risk management framework, policies and processes could expose us to unexpected losses that could materially adversely affect our results of operations and financial condition;

•	limitations of the models we use to measure, monitor and manage risk could lead to unexpected losses and adverse business impacts;

•

we are subject to extensive government rulemaking, policies, regulation and supervision that impact our operations. Changes to and introduction of new rules and regulations have compelled, and in the future may compel, us to change how we manage our businesses, which could have a material adverse effect on our business, financial condition and results of operations;

•	regulatory or enforcement actions or litigation could materially adversely affect our results of operations or harm our businesses or reputation;

•	our business may be adversely affected if we are unable to attract, retain, develop and motivate employees;

•	a failure or circumvention of our controls, policies and procedures could have a material adverse effect on our business, financial condition, results of operations and reputation;

•	weakness and volatility in financial markets and the economy generally may materially adversely affect our business, financial condition and results of operations;

•

we are dependent on fee-based business for a substantial majority of our revenue and our fee-based revenues could be adversely affected by slowing market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences;

•	levels of and changes in interest rates have impacted, and will in the future continue to impact, our profitability and capital levels, at times adversely;

•	we have experienced, and may continue to experience, unrealized or realized losses on securities related to volatile and illiquid market conditions, reducing our capital levels and/or earnings;

•

the failure or perceived weakness of any of our significant clients or counterparties, many of whom are major financial institutions or sovereign entities, and our assumption of credit, counterparty and concentration risk, could expose us to credit losses and adversely affect our business;

•	we could incur losses if our allowance for credit losses, including loan and lending-related commitment reserves, is inadequate or if our expectations of future economic conditions deteriorate;

•	our business, financial condition and results of operations could be adversely affected if we do not effectively manage our liquidity;

•

failure to satisfy regulatory standards, including “well capitalized” and “well managed” status or capital adequacy and liquidity rules more generally, could result in limitations on our activities and adversely affect our business and financial condition;

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•

the Company is a non-operating holding company, and as a result, is dependent on dividends from its subsidiaries and extensions of credit from its intermediate holding company to meet its obligations, including with respect to its securities, and to provide funds for share repurchases, payment of income taxes and payment of dividends to its stockholders;

•

our ability to return capital to shareholders is subject to the discretion of our board of directors and may be limited by U.S. banking laws and regulations, including those governing capital and capital planning, applicable provisions of Delaware law and our failure to pay full and timely dividends on our preferred stock;

•

any material reduction in our credit ratings or the credit ratings of our principal bank subsidiaries, The Bank of New York Mellon, BNY Mellon, N.A. or The Bank of New York Mellon SA/NV, could increase the cost of funding and borrowing to us and our rated subsidiaries and have a material adverse effect on our business, financial condition and results of operations and on the value of the securities we issue;

•

the application of our Title I preferred resolution strategy or resolution under the Title II orderly liquidation authority could adversely affect the Company’s liquidity and financial condition and the Company’s security holders;

•

new lines of business, new products and services or transformational or strategic project initiatives subject us to new or additional risks, and the failure to implement these initiatives could affect our results of operations;

•	our strategic transactions present risks and uncertainties and could have an adverse effect on our business, financial condition and results of operations;

•	we may not realize some or all of the expected benefits of our transition to a platforms operating model;

•	we are subject to competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability;

•	our businesses may be negatively affected by adverse events, publicity, government scrutiny or other reputational harm;

•	impacts from geopolitical events, acts of terrorism, war, extreme weather and other natural disasters, pandemics and other similar events may have a negative impact on our business and operations;

•

differing expectations for sustainability-related initiatives across client segments and local markets could adversely affect our business, affect client activity levels, subject us to additional regulatory requirements and damage our reputation;

•

tax law changes or challenges to our tax positions with respect to historical transactions may adversely affect our net income, effective tax rate and our overall results of operations and financial condition; and,

•

changes in accounting standards governing the preparation of our financial statements and future events could have a material impact on our reported financial condition, results of operations, cash flows and other financial data.

Investors should not place undue reliance on any forward-looking statement and should consider all risk factors discussed in the 2025 Annual Report and any subsequent reports filed with the SEC by BNY pursuant to the Exchange Act. All forward-looking statements speak only as of the date on which such statements are made, and BNY undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

The Bank of New York Mellon Corporation

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BNY), is a global financial services platforms company at the heart of the world’s capital markets. For more than 240 years BNY has partnered alongside clients, using its expertise and platforms to help them operate more efficiently and accelerate growth. BNY has three business segments, Securities Services, Market and Wealth Services and Investment and Wealth Management, which offer a comprehensive set of capabilities and deep expertise across the investment life cycle, enabling the Company to provide solutions to buy-side and sell-side market participants, as well as leading institutional and wealth management clients globally. As of June 30, 2026, BNY had $62.6 trillion in assets under custody and/or administration, and $2.2 trillion in assets under management. “BNY” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”). As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at 240 Greenwich Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bny.com. Except for SEC filings specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, information on our website does not constitute part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

Issuer:	The Bank of New York Mellon Corporation

Securities Offered:	500,000 depositary shares, each representing a 1/100th interest in a share of Series N Noncumulative Perpetual Preferred Stock, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), of The Bank of New York Mellon Corporation (the “Series N Preferred Stock”). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series N Preferred Stock represented by such depositary share, to all the rights and preferences of the Series N Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may from time to time elect to issue additional depositary shares representing shares of the Series N Preferred Stock, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes.

Dividend Payment Dates:	March 20, June 20, September 20 and December 20 of each year, commencing December 20, 2026.

Dividends:	We will pay dividends on the Series N Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board). Dividends will accrue on the liquidation amount of $100,000 per share of the Series N Preferred Stock (the “Series N liquidation amount”) (equivalent to $1,000 per depositary share) at a rate per annum equal to (i) 6.150% (the “Initial Fixed Rate”) from the original issue date of the Series N Preferred Stock to, but excluding, the dividend payment date on September 20, 2031 (the “First Reset Date”) and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as defined under “Description of the Series N Preferred Stock—Dividends”) plus 1.868% (the “Spread”), during each reset period, from, and including, the First Reset Date. Dividends will be payable in arrears on each dividend payment date.

Any such dividends will be distributed to holders of the depositary shares in the manner described under “Description of the Series N Preferred Stock—Dividends” and “Description of the Depositary Shares—Dividends and other distributions” below.

Dividends on shares of the Series N Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series N Preferred Stock in respect of a dividend period (as defined under “Description of the Series N

Preferred Stock—Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series N Preferred Stock are declared for any future dividend period.

Payment of dividends on the Series N Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series N Preferred Stock—Restrictions on dividends” below.

Redemption:	The Series N Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Series N Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Series N Preferred Stock—Redemption”), in each case at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series N Preferred Stock called for redemption. Neither the holders of the Series N Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series N Preferred Stock.

Redemption of the Series N Preferred Stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of the Series N Preferred Stock—Redemption” below. Under capital adequacy rules currently applicable to us, any redemption of the Series N Preferred Stock would be subject to the prior approval of the Federal Reserve or a successor appropriate federal banking agency. Neither the holders of the Series N Preferred Stock nor holders of the depositary shares will have the right to require redemption.

Liquidation Rights:

In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of shares of the Series N Preferred Stock will be entitled to receive an amount per share equal to the Series N liquidation amount of $100,000 per share (equivalent to $1,000 per depositary share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Distributions will be made only to the extent of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, pro rata as to our Series A Noncumulative Preferred Stock, $100,000 liquidation preference per share (the “Series A Preferred Stock”), our Series F Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the

“Series F Preferred Stock”), our Series I Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series I Preferred Stock”), our Series J Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series J Preferred Stock”), our Series K Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series K Preferred Stock”), our Series L Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series L Preferred Stock”), our Series M Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series M Preferred Stock”) and any other class or series of our stock that ranks equally with the Series N Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up (collectively, “dividend parity stock”) and before any distribution of assets is made to holders of our common stock or any other class or series of our stock that ranks junior to the Series N Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up (“junior stock”).

Voting Rights:	None, except with respect to certain changes in the terms of the Series N Preferred Stock, in the case of certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series N Preferred Stock—Voting rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting of the Series N Preferred Stock” below.

Ranking:	Shares of the Series N Preferred Stock will rank senior to our common stock and all other junior stock, on a parity with the dividend parity stock, and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series N Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of The Bank of New York Mellon Corporation.

We will generally be able to pay dividends and distributions upon any liquidation, dissolution or winding up only out of funds legally available for such payment (i.e., after taking account of all indebtedness and other non-equity claims) and pro rata as to the dividend parity stock.

Maturity:	The Series N Preferred Stock does not have any maturity date, and we are not required to redeem the Series N Preferred Stock. Accordingly, the Series N Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and Conversion Rights:	None.

No Listing:	Neither shares of the Series N Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system.

Tax Consequences:	If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends received by you will be eligible for the 50 percent dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a non-United States holder, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series N Preferred Stock, see “Material United States Federal Income Tax Considerations.”

Use of Proceeds:	We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes. See “Use of Proceeds.”

Depositary:	Computershare Inc. and Computershare Trust Company, N.A.

Transfer Agent and Registrar:	Computershare Trust Company, N.A.

Calculation Agent:	The Bank of New York Mellon.

Conflicts of Interest:	BNY Mellon Capital Markets, LLC, a joint book-running manager of this offering, is an affiliate of ours. Accordingly, the offering of the depositary shares will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. Client accounts over which BNY Mellon Capital Markets, LLC or any affiliate have investment discretion are not permitted to purchase the depositary shares, either directly or indirectly, without the specific written approval of the accountholder. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

RISK FACTORS

Your investment in the depositary shares involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Series N Preferred Stock and/or the depositary shares and others of which relate to the Company. We include a discussion of risk factors relating to our business and an investment in the depositary shares in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2025 Annual Report to Shareholders filed as an exhibit to our Form 10-K. Our Form 10-K and certain portions of the 2025 Annual Report to Shareholders are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information” for an explanation of how to get a copy of our Form 10-K and the 2025 Annual Report to Shareholders. Additional risks related to the depositary shares and the Series N Preferred Stock are described below.

You should carefully consider, among other matters, the following discussion of risks and the risk factors discussed in our periodic reports before deciding whether to invest in the depositary shares. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

The depositary shares are fractional interests in the shares of the Series N Preferred Stock.

We are issuing fractional interests in shares of the Series N Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series N Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Dividends on the Series N Preferred Stock will be discretionary and noncumulative, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.

Dividends on the Series N Preferred Stock will be discretionary and noncumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend on Series N Preferred Stock for any dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors (or a duly authorized committee thereof) has not declared a dividend before the related dividend payment date, whether or not dividends on the Series N Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period.

In addition, if payment of dividends on Series N Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. Under the Federal Reserve’s capital rules, dividends on the Series N Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional tier 1 capital instruments.

As a U.S. global systemically important bank holding company (“G-SIBs”), BNY is subject to loss-absorbency requirements under the Federal Reserve’s capital rules and total loss-absorbing capacity (“TLAC”) rule. The rules impose minimum requirements and buffers. If BNY’s capital ratios or TLAC ratios do not satisfy the minimum requirements plus applicable buffers, BNY will face graduated constraints on, among other things, capital distributions (including dividends on the Series N Preferred Stock) based on the amount of the shortfall and the amount of our eligible retained income.

Further, these limitations may change from time to time. For example, BNY is subject to the Federal Reserve’s “stress capital buffer” requirement, which reflects the projected decrease in the firm’s CET1 capital ratio in the Federal Reserve’s supervisory severely adverse scenario of the stress tests conducted by the Federal Reserve as part of Comprehensive Capital Analysis and Review (“CCAR”), plus four quarters of planned common stock dividends. This rule also replaced the quantitative assessment in CCAR with a requirement that a firm’s planned capital distributions be consistent with any effective capital distribution limitations that would apply under the firm’s own baseline projections. This rule further provides that a firm must receive prior approval for any capital distribution, other than a capital distribution on a newly issued capital instrument (including the Series N Preferred Stock represented by the depositary shares offered hereby), if the firm is required to resubmit its capital plan.

The Series N Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of the Series N Preferred Stock will be equity interests in The Bank of New York Mellon Corporation and will not constitute indebtedness. This means that the Series N Preferred Stock and the related depositary shares will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As of June 30, 2026, the Company’s long-term debt, on a consolidated basis, was approximately $30.4 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series N Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series N Preferred Stock, (1) dividends will be payable only if declared by our board of directors (or a duly authorized committee of the board); (2) dividends will not accumulate if they are not declared; and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. As a bank holding company, our ability to declare and pay dividends is also dependent on certain federal regulatory considerations. Further, the Series N Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of dividend parity stock and junior stock described under “Description of Series N Preferred Stock—Restrictions on dividends” and the limited voting rights referred to below under “Description of Series N Preferred Stock—Voting rights.”

The Series N Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series N Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series N Preferred Stock, upon the vote or consent of the holders of at least two-thirds of the shares of the Series N Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other classes or series of our stock that ranks equally with the Series N Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up and/or the payment of dividends. The terms of any future preferred stock expressly senior to the Series N Preferred Stock may restrict dividend payments on the Series N Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series N Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series N Preferred Stock, and no shares of the Series N Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series N Preferred Stock not being paid to you.

We are a non-operating holding company, and as a result, are dependent on dividends from our subsidiaries and extensions of credit from our intermediate holding company to meet our obligations, including with respect to our securities, and to provide funds for share repurchases and payment of dividends to our stockholders.

We are a non-operating holding company, whose principal assets and sources of income are our principal U.S. bank subsidiaries—The Bank of New York Mellon and BNY Mellon, N.A.—and our other subsidiaries, including our intermediate holding company (the “IHC”). We are a legal entity separate and distinct from our banks, the IHC and other subsidiaries. Therefore, we rely primarily on dividends, interest, distributions and other payments from our subsidiaries, including extensions of credit from the IHC, to meet our obligations, including with respect to our debt securities, and to provide funds for share repurchases and payment of common and preferred dividends to our stockholders, to the extent declared by our board of directors.

There are various limitations on the extent to which our banks and other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Each of these restrictions can reduce the amount of funds available to meet our obligations. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or other subsidiaries. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our subsidiaries may also choose the restrict dividend payments to us in order to increase their own capital or liquidity levels. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with non-bank affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation” and “Notes to Consolidated Financial Statements—Note 18—Company financial information (Parent Corporation)”, each of which is included in the 2025 Annual Report to Shareholders filed as an exhibit to our Form 10-K. Further, we evaluate and manage liquidity on a legal entity basis, which may place legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us.

There are also limitations specific to the IHC’s ability to make distributions or extend credit to us. The IHC is not permitted to pay dividends to us if certain key capital, liquidity and operational risk indicators are breached, and if our resolution is imminent, the committed lines of credit provided by the IHC to us will automatically terminate, with all outstanding amounts becoming due.

Because we are a holding company, our rights and the rights of the holders of the Series N Preferred Stock and the depositary shares to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of our banking subsidiaries, their depositors), in addition to our creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of the Series N Preferred Stock and the depositary shares to benefit from those distributions will also be junior to those prior claims and the claims of our creditors. Consequently, the Series N Preferred Stock and the depositary shares will be effectively subordinated to all existing and future liabilities of our subsidiaries.

The application of our Title I preferred resolution strategy or resolution under the Title II orderly liquidation authority could adversely affect our liquidity and financial condition and the holders of the Series N Preferred Stock and the depositary shares.

In 2017, in connection with our single point of entry resolution strategy under our resolution plan submitted under Title I of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we

entered into a binding support agreement with certain key subsidiaries to facilitate the provision of capital and liquidity resources to them in the event of material financial distress or failure. The support agreement requires us to transfer significant excess liquid financial assets to the IHC on an ongoing basis, subject to certain amounts retained by us to meet our near-term cash needs, in exchange for unsecured subordinated funding notes issued by the IHC as well as a committed line of credit to us to service our near term obligations. Our and the IHC’s obligations under the support agreement are secured.

If our projected liquidity resources deteriorate so severely that our resolution becomes imminent, the committed line of credit the IHC provided to us will automatically terminate, with all amounts outstanding becoming due and payable, and the support agreement will require us to transfer most of our remaining assets (other than stock in subsidiaries and a cash reserve to fund bankruptcy expenses) to the IHC. As a result, during a period of severe financial stress, we could become unable to meet our debt and payment obligations (including with respect to our securities), causing us to seek protection under bankruptcy laws earlier than we otherwise would have.

If we were to become subject to a bankruptcy proceeding and our single point of entry strategy is successful, our material entities will not be subject to insolvency proceedings and their creditors would not be expected to suffer losses, while our security holders, including holders of the Series N Preferred Stock and the depositary shares, could face significant losses, potentially including the loss of their entire investment. The single point of entry strategy, in which we would be the only legal entity to enter resolution proceedings, is designed to result in greater risk of loss to holders of our unsecured senior debt securities and other securities, including the Series N Preferred Stock and the depositary shares, than would be the case under a different resolution strategy.

Further, if the single point of entry strategy is not successful, our liquidity and financial condition would be adversely affected and all security holders may, as a consequence, be in a worse position than if the strategy had not been implemented. In the event any of our material entities were to become subject to an insolvency proceeding while we are in resolution (or our resolution is imminent), unsecured creditors of our material entities would receive recoveries on their claims with relative priority over the unsecured claims of our creditors and security holders relative to the assets of BNY, the IHC and the particular entity.

In addition, Title II of the Dodd-Frank Act established an orderly liquidation process in the event of the failure of a large systemically important financial institution, such as us, in order to avoid or mitigate serious adverse effects on the U.S. financial system. Specifically, if we are in default or danger of default, and certain specified conditions are met, the FDIC may be appointed receiver under the orderly liquidation authority, and we would be resolved under that authority instead of the U.S. Bankruptcy Code. In addition, the Series N Preferred Stock and the depositary shares may be fully subordinated to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

U.S. supervisors have indicated that a single point of entry strategy may be a desirable strategy to resolve a large financial institution such as us under Title II in a manner that would, similar to our preferred strategy under our Title I resolution plan, impose losses on our shareholders, unsecured debt holders and other unsecured creditors, while permitting the holding company’s subsidiaries to continue to operate and remain solvent. Under such a strategy, assuming we entered resolution proceedings and our subsidiaries remained solvent, losses at the subsidiary level would be absorbed by us and ultimately borne by our security holders (including holders of Series N Preferred Stock and the depositary shares), while third-party creditors of our subsidiaries would not be expected to suffer losses. Accordingly, our security holders (including holders of the Series N Preferred Stock and the depositary shares) could face losses in excess of what otherwise would have been the case.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series N Preferred Stock.

When dividends are not paid in full upon the shares of the Series N Preferred Stock and other dividend parity stock (including the Series A Preferred Stock, Series F Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock), all dividends paid or declared for payment on that dividend payment date with respect to the Series N Preferred Stock and the dividend parity stock will be shared first ratably by the holders of any dividend parity stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and thereafter ratably by the holders of the Series N Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period.

Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series N Preferred Stock.

Investors should not expect us to redeem the Series N Preferred Stock on the date it becomes redeemable at our option or on any particular date after it becomes redeemable at our option.

The Series N Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series N Preferred Stock may be redeemed by us at our option with the prior approval of the Federal Reserve or any successor appropriate federal banking agency, if then required under capital rules applicable to us, (i) either in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. Any decision we may make at any time to propose a redemption of the Series N Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series N Preferred Stock. See “—Our right to redeem the Series N Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve”.

We may be able to redeem the Series N Preferred Stock prior to the First Reset Date.

By its terms, the Series N Preferred Stock may be redeemed by us prior to the First Reset Date upon the occurrence of certain events involving the capital treatment of the Series N Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a Regulatory Capital Treatment Event, we may, at our option at any time within 90 days following such Regulatory Capital Treatment Event, redeem in whole, but not in part, the shares of Series N Preferred Stock, subject to the approval of the Federal Reserve or any successor appropriate federal banking agency if then required under capital rules applicable to us. See “Description of the Series N Preferred Stock—Redemption.”

The terms of the Series N Preferred Stock have been established to satisfy the criteria for “tier 1 capital” instruments for purposes of the capital adequacy rules of the Federal Reserve as currently in effect. However, it is possible that the Series N Preferred Stock may not satisfy the criteria for tier 1 capital instruments for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as in effect and applicable at a particular time, as a result of (i) future amendments to, or changes in, laws, rules or regulations, or (ii) official administrative or judicial decisions, administrative actions or other official pronouncements interpreting or applying those laws, rules or regulations or policies with respect thereto that are announced after the initial issuance of the Series N Preferred Stock. If a Regulatory Capital Treatment Event occurs, we would have the right, subject to prior approval of the Federal Reserve or any successor appropriate federal banking agency if then required under capital rules applicable to us, to redeem the Series N Preferred Stock in accordance with its terms prior to the First Reset Date at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Our right to redeem the Series N Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve.

Our right to redeem the Series N Preferred Stock is subject to any limitations established by the Federal Reserve. We may not redeem shares of the Series N Preferred Stock without having received the prior approval of the Federal Reserve or other appropriate federal banking agency if then required under capital rules applicable to us. We cannot assure you that the Federal Reserve will approve any redemption of the Series N Preferred Stock that we may propose. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve and our ability to meet and exceed minimum regulatory capital ratios under baseline and severely adverse stress scenarios, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Holders of the depositary shares or the Series N Preferred Stock will have limited voting rights.

Holders of the depositary shares or the Series N Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series N Preferred Stock will have voting rights only with respect to certain changes in terms of the Series N Preferred Stock, certain dividend non-payments, certain other fundamental corporate events and as otherwise required by applicable law. See “Description of the Series N Preferred Stock—Voting rights.” Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series N Preferred Stock. Although each depositary share is entitled to 1/100th of a vote, the depositary can only vote whole shares of Series N Preferred Stock.

While the depositary will vote the maximum number of whole shares of Series N Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

We cannot assure you that a trading market for the Series N Preferred Stock and the related depositary shares will ever develop or be maintained.

The Series N Preferred Stock and the related depositary shares are new issues with no established trading market. We do not expect that there will be any separate public trading market for the shares of the Series N Preferred Stock except as represented by the depositary shares. We do not intend to apply for listing of the depositary shares on any securities exchange or for quotation of the depositary shares in any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the depositary shares will develop, the ability of holders of the depositary shares to sell their depositary shares or the prices at which holders may be able to sell their depositary shares. The underwriters have advised us that they currently intend to make markets in the depositary shares. The underwriters, however, are not obligated to do so, and any market making with respect to the depositary shares may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the depositary shares at any price or at their fair market value. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Further, because the shares of Series N Preferred Stock do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether dividends have been declared or are likely to be declared on the Series N Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series N Preferred Stock or the depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares, whether in this offering or in the secondary market.

A downgrade, suspension or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series N Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series N Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, as well as their evaluations of the financial services industry as a whole. The credit rating agencies may change their credit rating for us and our securities, including the Series N Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares, the Series N Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the Series N Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the depositary shares or Series N Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or Series N Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the depositary shares or Series N Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares could be negatively affected.

There may be future sales of the Series N Preferred Stock or the related depositary shares, which may adversely affect the market price of the depositary shares.

Except as described under the heading “Underwriting (Conflicts of Interest)” below, we are not restricted from issuing additional Series N Preferred Stock or related depositary shares or securities similar to the Series N

Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series N Preferred Stock or depositary shares. Holders of the Series N Preferred Stock or the depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of shares of Series N Preferred Stock or depositary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

Holders of the depositary shares may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Series N Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series N Preferred Stock to qualify as dividends for federal income tax purposes. See “Material United States Federal Income Tax Considerations.” If any distributions on the Series N Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series N Preferred Stock may decline.

The historical five-year treasury rates are not an indication of future five-year treasury rates.

In the past, U.S. treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time during the reset period, and you should not take the historical U.S. treasury rates as an indication of future rates.

Further, if the Company, in its sole discretion, determines that the five-year treasury rate cannot be determined in the manner then applicable for such rate, the Company may, in its sole discretion, designate a Designee (as defined below) to determine whether there is an industry-accepted successor rate to the then-applicable base rate and, if applicable, to determine and make certain adjustments as further described under “Description of the Series N Preferred Stock—Dividends.” The determinations will be binding on the holders of the Series N Preferred Stock and the depositary shares and will not be subject to any vote or consent of such holders. If the Company, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to the then-applicable base rate, then the five-year treasury rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, an interest rate equal to the Initial Fixed Rate minus the Spread.

One of our affiliates will be the calculation agent and, as a result, potential conflicts of interest could arise.

One of our affiliates, The Bank of New York Mellon, will be the calculation agent for purposes of determining, among other things, the amount of each dividend payment with respect to the Series N Preferred Stock, the five-year treasury rate for each reset period and the redemption amount. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

USE OF PROCEEDS

We expect net proceeds of this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $494,690,000.

We intend to use the net proceeds from the sale of the depositary shares for general corporate purposes, which may include, but is not limited to repurchases or redemptions of our preferred stock; repurchases or redemptions of our or our affiliates’ debt securities or other refinancing of existing debt; common stock repurchases and other capital distributions, such as common and preferred stock dividends; investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds.

DESCRIPTION OF THE SERIES N PREFERRED STOCK

The depositary will be the sole holder of the Series N Preferred Stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series N Preferred Stock shall mean the depositary. However, the holders of the depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series N Preferred Stock, as described under the “Description of the Depositary Shares.”

The following is a brief description of the material terms of the Series N Preferred Stock. The following summary of the terms and provisions of the Series N Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, including the certificate of designations creating the Series N Preferred Stock, copies of which are available upon request from us.

General

Under our Restated Certificate of Incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series N Preferred Stock. Any additional preferred stock may be issued from time to time in one or more series, each with powers, rights, preferences, qualifications, limitations, restrictions, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights and other rights as our board (or a duly authorized committee of the board) may determine prior to the time of issuance. Prior to the issuance of the Series N Preferred Stock, we will have filed the certificate of designations with respect to the Series N Preferred Stock with the Secretary of State of the State of Delaware.

As of the date of this prospectus supplement, 5,001 shares of the Series A Preferred Stock, 10,000 shares of the Series F Preferred Stock, 13,000 shares of the Series I Preferred Stock, 5,000 shares of the Series J Preferred Stock, 5,000 shares of the Series K Preferred Stock, 5,000 shares of the Series L Preferred Stock and 5,000 shares of the Series M Preferred Stock are the only issued and outstanding shares of our preferred stock.

The Series N Preferred Stock represents a single series of our authorized preferred stock. We are offering 500,000 depositary shares, representing 5,000 shares of the Series N Preferred Stock, by this prospectus supplement and the accompanying prospectus. Shares of the Series N Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.

The Series N Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series N Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The authorized number of shares of the Series N Preferred Stock initially is 5,000. Such number of shares may be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares of any other series of preferred stock authorized at the time of such increase) or decreased (but not below the number of shares of Series N Preferred Stock then outstanding) by resolution of the board of directors (or a duly authorized committee of the board), without the vote or consent of the holders of the Series N Preferred Stock.

We reserve the right to re-open this series and issue additional shares of Series N Preferred Stock and related depositary shares either through public or private sales at any time and from time to time, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes. The additional shares of Series N Preferred Stock and related depositary shares would be deemed to form a single series with the Series N Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Series N Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series N Preferred Stock will rank:

•	senior to our common stock and all other junior stock;

•

on a parity with our Series A Preferred Stock, our Series F Preferred Stock, our Series I Preferred Stock, our Series J Preferred Stock, our Series K Preferred Stock, our Series L Preferred Stock and our Series M Preferred Stock;

•

senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series N Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of the Company; and

•	with respect to distributions of assets upon any liquidation, dissolution or winding up of the Company, junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Holders of the Series N Preferred Stock, in preference to the holders of our common stock and of any other junior stock, will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for payment, noncumulative cash dividends applied to the Series N liquidation amount of $100,000 per share of the Series N Preferred Stock at a rate per annum equal to (i) 6.150% (the “Initial Fixed Rate”) from the original issue date of the Series N Preferred Stock to, but excluding, the First Reset Date and (ii) the five-year treasury rate as of the most recent reset dividend determination date plus 1.868% (the “Spread”) during each reset period, from, and including, the First Reset Date. Dividends will be payable in arrears on March 20, June 20, September 20 and December 20 of each year, commencing on December 20, 2026. If any such date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series N Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series N Preferred Stock).

A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days.

A “reset period” means the period from and including the First Reset Date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date.

A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

A “business day” means each weekday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

A “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Series N Preferred Stock) and continuing to, but excluding, the next succeeding dividend payment date. As that term is used in this prospectus supplement, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.

Dividends will be paid to holders of record of the Series N Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series N Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Dividends on shares of the Series N Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series N Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series N Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

For any reset period commencing on or after the First Reset Date, the “five-year treasury rate” means: (i) the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days) appearing under the caption “U.S. Government Securities – Treasury Constant Maturities – Nominal” (or any successor caption or heading) in the most recently published H.15 Daily Update (as defined below) as of 5:00 p.m. (Eastern Time) as of any date of determination (the “initial base rate”); or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days) appearing under the caption “U.S. Government Securities – Treasury Constant Maturities – Nominal” (or any successor caption or heading) in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

If the Company, in its sole discretion, determines that the five-year treasury rate cannot be determined in the manner applicable for such rate (which, as of the original issue date of the Series N Preferred Stock, is pursuant to the methods described in clauses (i) or (ii) above) (a “Rate Substitution Event”), the Company may, in its sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the depositary shares or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the then-applicable base rate (which, as of the original issue date of the Series N Preferred Stock, is the initial base rate). If the Designee determines that there is such an industry-accepted successor rate, then the five-year treasury rate shall be deemed to be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the then-applicable base rate (which, as of the original issue date of the Series N Preferred Stock, is the initial base rate) in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate (the “Adjustments”). If the Company, in its sole discretion, does not designate a Designee or if the Designee determines that there is no industry-accepted successor rate to then-applicable base rate, then the five-year treasury rate will be the same rate determined for the prior reset dividend determination date or, if this sentence is applicable with respect to the first reset dividend determination date, a rate equal to the Initial Fixed Rate minus the Spread.

“H.15 Daily Update” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve or any successor.

The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date.

The calculation agent’s determination of any dividend rate and its calculation of the amount of dividends for any dividend period, and a record maintained by the Company of any Rate Substitution Event and Adjustments, will be maintained on file at the Company’s principal offices and will be available to any holder of the Series N Preferred Stock upon request and will be final and binding in the absence of manifest error. For the avoidance of any doubt, any determination by the Company or a Designee pursuant to the third preceding paragraph above (including, without limitation, with respect to any Rate Substitution Event or any Adjustments) will not be subject to the vote or consent of the holders of the Series N Preferred Stock.

Restrictions on Dividends

So long as any share of the Series N Preferred Stock remains outstanding, no dividend will be declared or paid on our common stock or any other shares of junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under any such plan), unless (i) full dividends for the last preceding dividend period on all outstanding shares of Series N Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) and (ii) we are not in default on our obligation to redeem any shares of Series N Preferred Stock that have been called for redemption. The Company and its subsidiaries will not purchase, redeem or otherwise acquire, directly or indirectly, for consideration any shares of our common stock or other junior stock (other than (1) as a result of a reclassification of such junior stock for or into other junior stock, (2) the exchange or conversion of one share of such junior stock for or into another share of such junior stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (4) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (6) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) nor will we pay or make available any monies for a sinking fund for the redemption of any shares of our common stock or any other shares of junior stock during a dividend period, unless the full dividends for the most recently completed dividend period on all outstanding shares of Series N Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing will not restrict the ability of us or any of our other affiliates to engage in any market-making transactions in junior stock in the ordinary course of business.

When dividends are not paid in full upon the shares of the Series N Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on that dividend payment date with respect to the Series N Preferred Stock and the dividend parity stock will be shared (a) first ratably by the holders of any dividend parity stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and (b) thereafter ratably by the holders of the Series N Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period. To the extent a dividend period with respect to any dividend parity stock coincides with more than one dividend period with respect to the Series N Preferred Stock, for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series N Preferred Stock, or will treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series N Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such dividend parity stock and the Series N Preferred Stock. To the extent a dividend period with respect to the Series N Preferred Stock coincides with more than one dividend period with respect to any dividend parity stock, for purposes of the first sentence of this paragraph the board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such dividend parity stock, or will treat such dividend period(s) with respect to the Series N Preferred Stock and dividend period(s) with respect to any dividend parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series N Preferred Stock and such dividend parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any dividend parity stock means such dividend periods as are provided for in the terms of such dividend parity stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on any securities, including our common stock, any other junior stock and any dividend parity stock from time to time out of funds legally available for such payment, and the Series N Preferred Stock will not be entitled to participate in any such dividend.

Dividends on the Series N Preferred Stock will not be declared, paid or set aside for payment if and to the extent such act would cause us to fail to comply with applicable laws, rules and regulations, and the certificate of designations creating the Series N Preferred Stock provides that dividends on the Series N Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy rules.

Redemption

The Series N Preferred Stock is perpetual and has no maturity date. We may, at our option, with the prior approval of the Federal Reserve or any successor appropriate federal banking agency if then required under capital rules applicable to us, redeem the shares of the Series N Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series N Preferred Stock called for redemption. Dividends will cease to accrue on the shares of the Series N Preferred Stock called for redemption from and including the redemption date. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Series N Preferred Stock, we must either (i) demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Series N Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as tier 1 capital under regulations of the Federal Reserve immediately following or concurrent with redemption.

A “Regulatory Capital Treatment Event” means the good faith determination by The Bank of New York Mellon Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the

United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series N Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series N Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series N Preferred Stock, there is more than an insubstantial risk that The Bank of New York Mellon Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series N Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of the Series N Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

If fewer than all of the outstanding shares of the Series N Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series N Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors (or a duly authorized committee of the board) may determine to be fair and equitable.

We will mail notice of every redemption of the Series N Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series N Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 5 days and not more than 60 days before the date fixed for redemption (provided that if the Series N Preferred Stock or any depositary shares are held in book-entry form through The Depository Trust Company (“DTC”), we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series N Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series N Preferred Stock.

Each notice will state:

•	the redemption date;

•

the number of shares of the Series N Preferred Stock to be redeemed and, if less than all shares of the Series N Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price or the manner of its calculation; and

•	if Series N Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series N Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Series N Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Our right to redeem the Series N Preferred Stock once issued is subject to the prior approval of the Federal Reserve or any successor appropriate federal banking agency as required under the capital rules applicable to us.

We cannot assure you that the appropriate federal banking agency will approve any redemption of the Series N Preferred Stock that we may propose. Moreover, unless the Federal Reserve authorizes us to do otherwise, we will redeem the Series N Preferred Stock only if it is replaced with other tier 1 capital—for example, common stock or another series of noncumulative perpetual preferred stock, or if we have demonstrated to the Federal Reserve that, following redemption BNY will continue to hold capital commensurate with its risk.

Holders of the Series N Preferred Stock will not have the right to require the redemption or repurchase of the Series N Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series N Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the Series N liquidation amount of $100,000 per share, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Series N Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other junior stock. In addition, the Series N Preferred Stock and the depositary shares may be fully subordinated to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series N Preferred Stock and all holders of any of our stock ranking equally with the Series N Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of the Company, the amounts paid to the holders of the Series N Preferred Stock and to such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series N Preferred Stock has been paid in full to all holders of the Series N Preferred Stock and such other stock, the holders of our common stock or any other junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of the Series N Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends. If and when the dividends on the Series N Preferred Stock and any other class or series of our preferred stock, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Series N Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series N Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least three semi-annual or six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Series N Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series N Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series N Preferred Stock and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of the Series N Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series N Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series N Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series N Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series N Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Under the Federal Reserve’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock (including the Series N Preferred Stock) is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the Series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

Other voting rights

So long as any shares of the Series N Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Restated Certificate of Incorporation, the vote or consent of the holders of at least two thirds of the shares of the Series N Preferred Stock at the time outstanding and entitled to vote, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Bylaws. Any amendment of our Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series N Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment of our Restated Certificate of Incorporation or Amended and Restated Bylaws that would adversely affect the special rights, preferences, privileges or voting powers of the Series N Preferred Stock; provided that the amendment of our Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of dividend parity stock or other series of preferred stock ranking equally with the Series N Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the rights, preferences, privileges or voting powers of the Series N Preferred Stock; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series N Preferred Stock, or of a merger or consolidation of us with or into another corporation, or any merger or consolidation of us with or into any entity other than a corporation unless in each case (x) the shares of the Series N Preferred Stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series N Preferred Stock pursuant to the preceding paragraph if such change were effected by an amendment of the Certificate of Incorporation.

Each holder of the Series N Preferred Stock will have one vote per share on any matter on which holders of the Series N Preferred Stock are entitled to vote, including any action by written consent.

Without the consent of the holders of the Series N Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series N Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series N Preferred Stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations creating the Series N Preferred Stock that may be defective or inconsistent; or

•

to make any provision with respect to matters or questions arising with respect to the Series N Preferred Stock that is not inconsistent with the provisions of the certificate of designations creating the Series N Preferred Stock, including, without limitation, to reflect any Adjustments if a Rate Substitution Event occurs.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series N Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series N Preferred Stock to effect the redemption.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect the Series N Preferred Stock and one or more but not all other series of our preferred stock, then only the Series N Preferred Stock and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated liquidation amounts (in lieu of all other series of our preferred stock).

No Preemptive and Conversion Rights

Holders of the Series N Preferred Stock do not have any preemptive rights. The Series N Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series N Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series N Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series N Preferred Stock at such time. The Bank of New York Mellon, one of our wholly owned subsidiaries, will be the calculation agent for the Series N Preferred Stock as of the original issue date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series N Preferred Stock is outstanding, a person or entity appointed and serving as such agent. The calculation agent will be one of our wholly owned subsidiaries as of the original issue date, and any successor calculation agent may be a person or entity affiliated with us.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the depositary shares mean those who own the depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interest in the depositary shares registered in street name or issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders described in the “Legal Ownership and Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series N Preferred Stock. As described above under “Description of the Series N Preferred Stock”, we are issuing fractional interests in shares of the preferred stock in the form of the depositary shares. Each depositary share will represent a 1/100th ownership interest in a share of the Series N Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series N Preferred Stock represented by the depositary shares will be deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of depositary shares will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series N Preferred Stock represented by such depositary shares, to all the rights and preferences of the Series N Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Series N Preferred Stock, we will deposit the Series N Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described under “Where You Can Find More Information” above.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series N Preferred Stock to the record holders of the depositary shares relating to the underlying Series N Preferred Stock in proportion to the number of the depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of the depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of the depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series N Preferred Stock.

The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of the Depositary Shares

If we redeem the Series N Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series N Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Series N Preferred Stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series N Preferred Stock. Whenever we redeem shares of the Series N Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the depositary shares representing shares of the Series N Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by us pro rata, by lot or in such other manner we determine to be equitable. In any such case, we will redeem the depositary shares only in increments of 100 shares and any integral multiple thereof.

Voting of the Series N Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series N Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series N Preferred Stock.

Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series N Preferred Stock, may instruct the depositary to vote the amount of the Series N Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series N Preferred Stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will not vote the amount of the Series N Preferred Stock represented by such depositary shares.

No Listing

Neither shares of the Series N Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system.

Form of the Depositary Shares

The depositary shares will be issued in book-entry form through The Depository Trust Company, as described under “Legal Ownership and Book-Entry Issuance” below. The Series N Preferred Stock will be issued in registered form to the depositary.

Miscellaneous

The depositary will forward to the holders of the depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the depositary shares or the holders of the deposited Series N Preferred Stock.

Depositary

Computershare Inc. and Computershare Trust Company, N.A., acting jointly, will be the depositary for the depositary shares as of the original issue date. We may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series N Preferred Stock is outstanding, a person or entity appointed and serving as such depositary.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for The Depository Trust Company, New York, New York, or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the depositary. Ownership of beneficial interests in a global depositary receipt will be limited to institutions who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their

U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries’ names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances described elsewhere in this section, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;

•	will not be able to transfer beneficial interests except in accordance with the applicable procedures of DTC; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Series N Preferred Stock represented by the depositary shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the depositary or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form of registration, we will replace the global depositary receipt with definitive depositary receipts.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of The Bank of New York Mellon Corporation, the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by The Bank of New York Mellon Corporation within 90 days, The Bank of New York Mellon Corporation will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at the option of The Bank of New York Mellon Corporation, in accordance with the rules and procedures of DTC in addition to those provided for under the preceding sentence. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts.

Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream’s participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters for the depositary shares. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation.

Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the depositary shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that The Bank of New York Mellon Corporation believes to be reliable, but The Bank of New York Mellon Corporation takes no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series N Preferred Stock and the depositary shares. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income, any alternative minimum tax, or U.S. federal estate or gift taxes. When we refer to Series N Preferred Stock in this section, we mean both the Series N Preferred Stock and the depositary shares.

The summary is limited to taxpayers who will hold the Series N Preferred Stock as “capital assets.” This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that purchases or sells the Series N Preferred Stock as part of a wash sale for tax purposes;

•	a person that owns the Series N Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar; or

•	a United States expatriate.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for United States federal income tax purposes holds the Series N Preferred Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series N Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series N Preferred Stock.

Beneficial owners of the depositary shares will be treated as owners of the underlying Series N Preferred Stock for U.S. federal income tax purposes. Exchanges of Series N Preferred Stock for depositary shares, and depositary shares for Series N Preferred Stock, will generally not be subject to U.S. federal income tax.

Please consult your own tax advisor concerning the consequences of owning the Series N Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences of an investment in the Series N Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series N Preferred Stock and you are, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions on the Series N Preferred Stock

Distributions with respect to our Series N Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our Series N Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Series N Preferred Stock. If you are a corporation, dividends received by you will be eligible for the 50 percent dividends-received deduction generally available under the Internal Revenue Code if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisers regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Dividends that exceed certain thresholds in relation to a corporate United States holder’s tax basis in the Series N Preferred Stock could be characterized as “extraordinary dividends” under the Internal Revenue Code. If a corporate United States holder that has held the Series N Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, the holder will generally be required to reduce its tax basis (but not below zero) in the Series N Preferred Stock with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the United States holder’s tax basis in the Series N Preferred Stock, the excess will be treated as capital gain for the taxable year in which the extraordinary dividend is received.

Sale or Exchange of the Series N Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series N Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series N Preferred Stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Redemption of the Series N Preferred Stock

Redemption of your Series N Preferred Stock generally would be a taxable event. You would be treated as if you had sold your Series N Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series N Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If we redeem your Series N Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize taxable gain or loss equal to the amount of cash received by you less your tax basis in the Series N Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series N Preferred Stock for more than one year. Because the determination as to whether any of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Series N Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series N Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed shares and any shares of Series N Preferred Stock (or any of our shares) that you still hold (or are held by a person related to you).

Non-United States Holders

This section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series N Preferred Stock by a non-United States holder. You are a non-United States holder if you are a beneficial owner of a share of the Series N Preferred Stock and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Series N Preferred Stock.

Distributions on the Series N Preferred Stock

Except as described below, if you are a non-United States holder of the Series N Preferred Stock, dividends (including any redemption treated as a dividend for U.S. federal income tax purposes as discussed above under “United States Holders—Redemption of the Series N Preferred Stock”) paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, certain payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to such payor:

•

a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service (the “IRS”).

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed to non-United States holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-United States holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition or Redemption of the Series N Preferred Stock

If you are a non-United States holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition (including a redemption that is treated as a disposition) of the Series N Preferred Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•

we are or have been a United States real property holding corporation for United States federal income tax purposes at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and certain other conditions are met.

If you are a non-United States holder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-United States holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

As discussed above in “United States Holders—Redemption of the Series N Preferred Stock”, certain redemptions may be treated as dividends for United States federal income tax purposes. See “—Distributions on the Series N Preferred Stock”, above, for a discussion of the tax treatment of such redemptions. Furthermore, if a broker or other paying agent is unable to determine whether the redemption should be treated as a distribution, such paying agent may be required to withhold tax at a 30% rate on the full amount you receive (in which case, you may be eligible to obtain a refund of all or a portion of any tax).

Withholdable payments to foreign financial entities and other foreign entities

A 30% withholding tax may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-U.S. persons if you or any such institution receiving payments on your behalf fails to comply with information reporting requirements (“FATCA withholding”). Such payments will include U.S.-source dividends. You could be affected by this withholding with respect to your Series N Preferred Stock if you are subject to the information reporting requirements and fail to comply with them or if you hold Series N Preferred Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup withholding and information reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you, and the payment of proceeds to you from the sale of Series N Preferred Stock effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-United States holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of Series N Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES N PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Internal Revenue Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Internal Revenue Code for those persons and penalties and liabilities under ERISA and the Internal Revenue Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or disposition of the securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the securities offered hereby. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Internal Revenue Code for certain transactions, provided that neither the issuer of securities offered hereby nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable Similar Laws. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan, a Plan Asset Entity or a Non-ERISA Arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the securities is suitable and consistent with ERISA, the Internal Revenue Code and any Similar Laws, as applicable.

Any purchaser or holder of the securities offered hereby or any interest therein will be deemed to have represented by its acquisition of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the securities offered hereby on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the securities offered hereby will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or

Section 4975 of the Internal Revenue Code or a similar violation under any applicable Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC and BNY Mellon Capital Markets, LLC, as the underwriters, have entered into an underwriting agreement with The Bank of New York Mellon Corporation dated the date of this prospectus supplement with respect to the depositary shares being offered. Subject to the terms and conditions of the underwriting agreement between us the several underwriters, we have agreed to issue and sell, and the underwriters have severally, but not jointly, agreed to purchase from us, the respective number of the depositary shares set forth opposite the name of each underwriter below.

Underwriters	Number of Depositary Shares
Goldman Sachs & Co. LLC	90,000
J.P. Morgan Securities LLC	90,000
Morgan Stanley & Co. LLC	90,000
RBC Capital Markets, LLC	90,000
UBS Securities LLC	90,000
BNY Mellon Capital Markets, LLC	50,000

Total	500,000

Subject to the conditions precedent specified in the underwriting agreement, the underwriters are obligated to take and pay for all of the depositary shares offered if any depositary shares are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the depositary shares may be terminated.

Underwriting Discount and Offering Expenses

The following table shows the per depositary share and total underwriting discount to be paid to the underwriters by us.

Per Depositary Share	$10.00

Total	$5,000,000

The depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount of up to $6.00 per depositary share from the initial public offering price. Any such securities dealers may resell shares to certain other brokers or dealers at a discount of up to $4.00 per depositary share from the public offering price. If all the shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance of the depositary shares from us. The underwriters may reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $310,000 for expenses, excluding the underwriting discount.

No Listing

The Series N Preferred Stock and the depositary shares have no established trading market. Neither shares of the Series N Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the depositary shares, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the depositary shares and may discontinue any market making at any time at their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the depositary shares.

No Sale of Similar Securities

We have agreed for a period of 30 days from the date of this prospectus supplement, that we will not, subject to certain exceptions, without the prior written consent of the underwriters, directly or indirectly offer, sell, contract to sell, pledge, sell or grant any option, right or warrant to purchase, make any short sale or otherwise dispose of any of our securities that in the judgment of the underwriters are substantially similar to the depositary shares or any securities convertible into or exchangeable for any such securities.

Indemnification and Contribution

We have agreed to indemnify the several underwriters, their respective controlling persons and any affiliate of any such underwriter that is acting as a selling agent of such underwriter in connection with the distribution of the depositary shares against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to the payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

Price Stabilization and Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares of our depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the depositary shares made by the underwriters in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our depositary shares. As a result, the price of our depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a joint book-running manager of this offering, is an affiliate of ours. Accordingly, the offering of the depositary shares will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. Client accounts over which BNY Mellon Capital Markets, LLC or any affiliate have investment discretion are not permitted to purchase the depositary shares, either directly or indirectly, without the specific written approval of the accountholder.

Affiliations with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us in the ordinary course of business, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliates, including BNY Mellon Capital Markets, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of our depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Settlement Cycle

It is expected that delivery of the depositary shares will be made through the facilities of DTC on or about July 23, 2026, which will be the fifth business day following the initial sale of the depositary shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the first business day before the delivery of the depositary shares will be required, by virtue of the fact that the depositary shares initially will settle on a

T+5 basis, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

The underwriters intend to offer the depositary shares for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the depositary shares for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of securities may only be made to persons who are (i) “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act) or (ii) “professional investors” (within the meaning of section 708(11) of the Corporations Act) (such persons in clause (i) and (ii), “Exempt Investors”), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of issuance of the depositary shares, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the depositary shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares in Canada must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

No depositary shares which are the subject of the offering contemplated by this prospectus supplement may be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares.

Consequently, no key information document required by the PRIIPs Regulation for offering or selling the depositary shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the depositary shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of depositary shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

No depositary shares which are the subject of the offer contemplated by this prospectus supplement may be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(ii)	not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to buy or subscribe for the depositary shares.

Consequently, no disclosure document required by the DISC for offering, selling or distributing the depositary shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the depositary shares or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement has been prepared on the basis that any offer of the depositary shares in the UK will be made pursuant to an exemption under the POATRs from the prohibition on public offers.

This prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at (i) persons who are outside the UK or who are “qualified investors” (as defined in the POATRs); (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. Any depositary shares will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such depositary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented, warranted and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) received by it in connection with the issue or sale of the depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus (the “Securities”) in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the UK.

Hong Kong

The depositary shares have not been and will not be offered or sold, in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O, and no advertisement, invitation or document relating to the depositary shares has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made thereunder.

Japan

The depositary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the depositary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as prospectuses with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (the “SFA”). Accordingly, this prospectus supplement, and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares have not been and will not be circulated or distributed, nor have the depositary shares been or will be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP Regulations 2018”), the Company has determined, and hereby notifies all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)), that the depositary shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

The depositary shares have not been and will not be registered with the Financial Services Commission of South Korea under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the depositary shares have been and will be offered in South Korea as a private placement under the FSCMA. Accordingly, the depositary shares may not be offered, sold or delivered, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transactions Law of South Korea and the decrees and regulations thereunder (the “FETL”)) or to others for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except as otherwise permitted by applicable laws and regulations of South Korea, including the FSCMA and the FETL. In addition, for a period of one year from the issue date of the depositary shares, any acquirer of the depositary shares who was solicited to buy the depositary shares in South Korea is prohibited from transferring any of the depositary shares to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the depositary shares shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the depositary shares.

Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

The People’s Republic of China

This prospectus supplement and the accompanying prospectus have not been filed with or approved by the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) authorities, and is not an offer of securities (whether a public offering or private placement) within the meaning of the Securities Law or other pertinent laws and regulations of the People’s Republic of China. This prospectus supplement and the accompanying prospectus shall not be delivered to any party who is not an intended recipient and shall not be distributed to the general public if used within the People’s Republic of China, and the depositary shares so offered herein cannot be sold to anyone that is not a qualified purchaser of the People’s Republic of China. Each underwriter has represented, warranted and agreed that the depositary shares are not being offered and sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, except under circumstances that will result in compliance with applicable laws and regulations.

VALIDITY OF THE SECURITIES

The validity of the Series N Preferred Stock and the depositary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

The Bank of New York Mellon Corporation

$40,000,000,000

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as “BNY,” the “Company” or “we”), may offer and sell from time to time, in one or more series, up to $40,000,000,000, or the equivalent thereof in any other currency, of the securities listed above.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk  Factors” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 9, 2024.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (“BNY” or the “Company”). The Company has its principal offices at 240 Greenwich Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company has filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure, the Company may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units, including the Euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time, who may be affiliates of the Company. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”) and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company has filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports incorporated by reference and filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, except as noted below):

•

Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024 (our “Form 10-K”) (including information specifically incorporated therein by reference from our definitive proxy statement on Schedule 14A of our 2024 Annual Meeting of Shareholders, filed on February 29, 2024) (SEC File No. 001-35651);

•

Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2024, filed on May 3, 2024, for the three months ended June 30, 2024, filed on August  2, 2024 and for the three months ended September 30, 2024, filed on November 1, 2024 (SEC File No. 001-35651);

•	Our Current Reports on Form 8-K, dated January 12, 2024 (only those portions filed and not furnished), March 4, 2024 (filed on March 5, 2024), March 14, 2024, March 26, 2024, April 9, 2024 (filed on

April 10, 2024), April  16, 2024 (only those portions filed and not furnished), June 12, 2024 (filed on June  18, 2024), June 28, 2024, July 12, 2024 (only those portions filed and not furnished), July  22, 2024, October  11, 2024 (only those portions filed and not furnished), November  20, 2024 and December 5, 2024 (SEC File No. 001-35651);

•

The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (File No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time; and

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, New York 10286

Attention: Office of the Secretary

Email: CorporateSecretary@bny.com

Telephone: (212) 495-1784

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK), is a global financial services company that manages and services assets for financial institutions, corporations and individual investors in 35 countries. BNY has three business segments, Securities Services, Market and Wealth Services and Investment and Wealth Management, which offer a comprehensive set of capabilities and deep expertise across the investment lifecycle, enabling the Company to provide solutions to buy-side and sell-side market participants, as well as leading institutional and wealth management clients globally. As of September 30, 2024, BNY had $52.1 trillion in assets under custody and/or administration, and $2.1 trillion in assets under management. “BNY” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve Board.

Our principal executive office is located at 240 Greenwich Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com. Information on our website does not constitute part of, and is not incorporated by reference into, this prospectus or any prospectus supplement.

Unless the context requires otherwise (for example, in the descriptions of securities), when we refer to “we”, “our” or “us” in this prospectus we mean BNY and its consolidated subsidiaries.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors relating to our business contained in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K. Our Form 10-K and certain portions of the 2023 Annual Report to Shareholders are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of our Form 10-K and the 2023 Annual Report to Shareholders. Additional risks related to our securities may also be described in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements relating to future results of BNY that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “aspiration,” “objective,” “momentum”, “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements in this prospectus and the documents incorporated by reference herein.

These statements include all statements about the usefulness of Non-GAAP measures, the future results of BNY, our businesses, financial, liquidity and capital condition, results of operations, liquidity, risk and capital management and processes, goals, strategies, outlook, objectives, expectations (including those regarding our performance results, expenses, nonperforming assets, products, impacts of currency fluctuations, impacts of securities portfolio repositioning, deposits, impacts of trends on our businesses, regulatory, technology, market, economic or accounting developments and the impacts of such developments on our businesses, legal proceedings and other contingencies), human capital management (including related ambitions, objectives, aims and goals), effective tax rate, net interest income, estimates (including those regarding expenses, losses inherent in our credit portfolios and capital ratios), intentions (including those regarding our capital returns and expenses, including our investments in technology and pension expense), targets, opportunities, potential actions, acquisition and related integration activity, growth and initiatives.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY (including those incorporated by reference in this prospectus), are not guarantees of future results or occurrences, are inherently uncertain and are based upon beliefs and expectations of future events at the time in which such statements are made, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements in this manner, we are alerting investors to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors (some of which are beyond BNY’s control), including those factors described in “Risk Factors” in Part I, Item 1A of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference in this prospectus. Actual results may differ materially from those expressed or implied as a result of a number of factors, such as:

•	errors or delays in our operational and transaction processing, or those of third parties, may materially adversely affect our business, financial condition, results of operations and reputation;

•

our risk management framework, models and processes may not be effective in identifying or mitigating risk and reducing the potential for losses and any inadequacy or lapse in our risk management framework, models and processes could expose us to unexpected losses that could materially adversely affect our results of operations or financial condition;

•

a communications or technology disruption or failure within our infrastructure or the infrastructure of third parties that results in a loss of information, delays our ability to access information or impacts our ability to provide services to our clients may materially adversely affect our business, financial condition and results of operations;

•

a cybersecurity incident, or a failure in our computer systems, networks and information, or those of third parties, could result in the theft, loss, disclosure, use or alteration of information, unauthorized access to or loss of information, or system or network failures. Any such incident or failure could adversely impact our ability to conduct our businesses, damage our reputation and cause losses;

•

extensive government rulemaking, policies, regulation and supervision that impact our operations. Changes to and introduction of new rules and regulations have compelled, and in the future may compel, us to change how we manage our businesses, which could have a material adverse effect on our business, financial condition and results of operations;

•	regulatory or enforcement actions or litigation could materially adversely affect our results of operations or harm our businesses or reputation;

•	our business may be adversely affected if we are unable to attract, retain, develop and motivate employees;

•	a failure or circumvention of our controls, policies and procedures could have a material adverse effect on our business, financial condition, results of operations and reputation;

•	weakness and volatility in financial markets and the economy generally may materially adversely affect our business, financial condition and results of operations;

•

we are dependent on fee-based business for a substantial majority of our revenue and our fee-based revenues could be adversely affected by slowing market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences;

•	levels of and changes in interest rates have impacted, and will in the future continue to impact our profitability and capital levels, at times adversely;

•	we have experienced, and may continue to experience, unrealized or realized losses on securities related to volatile and illiquid market conditions, reducing our capital levels and/or earnings;

•	reform of interest rate benchmarks and the use of alternative reference rates by us and our clients could adversely affect our business, financial condition and results of operations;

•

failure or perceived weakness of any of our significant clients or counterparties, many of whom are major financial institutions or sovereign entities, and our assumption of credit, counterparty and concentration risk, could expose us to credit losses and adversely affect our business;

•	we could incur losses if our allowance for credit losses, including loan and lending-related commitment reserves, is inadequate or if our expectations of future economic conditions deteriorate;

•	our business, financial condition and results of operations could be adversely affected if we do not effectively manage our liquidity;

•

failure to satisfy regulatory standards, including “well capitalized” and “well managed” status or capital adequacy and liquidity rules more generally, could result in limitations on our activities and adversely affect our business and financial condition;

•

the Company is a non-operating holding company, and as a result, is dependent on dividends from its subsidiaries and extensions of credit from its intermediate holding company to meet its obligations, including with respect to its securities, and to provide funds for share repurchases, payment of income taxes and payment of dividends to its stockholders;

•

our ability to return capital to shareholders is subject to the discretion of our board of directors (the “Board”) and may be limited by U.S. banking laws and regulations, including those governing capital and capital planning, applicable provisions of Delaware law and our failure to pay full and timely dividends on our preferred stock;

•

any material reduction in our credit ratings or the credit ratings of our principal bank subsidiaries, The Bank of New York Mellon, BNY Mellon, N.A. or The Bank of New York Mellon SA/NV, could increase the cost of funding and borrowing to us and our rated subsidiaries and have a material adverse effect on our business, financial condition and results of operations and on the value of the securities we issue;

•

the application of our Title I preferred resolution strategy or resolution under the Title II orderly liquidation authority could adversely affect the Company’s liquidity and financial condition and the Company’s security holders;

•

new lines of business, new products and services or transformational or strategic project initiatives subject us to new or additional risks, and the failure to implement these initiatives could affect our results of operations;

•	we are subject to competition in all aspects of our business, which could negatively affect our ability to maintain or increase our profitability;

•	our strategic transactions present risks and uncertainties and could have an adverse effect on our business, financial condition and results of operations;

•	our businesses may be negatively affected by adverse events, publicity, government scrutiny or other reputational harm;

•	ESG concerns, including climate change, could adversely affect our business, affect client activity levels, subject us to additional regulatory requirements and damage our reputation;

•

impacts from geopolitical events, acts of terrorism, natural disasters, the physical effects of climate change, pandemics and other similar events may have a negative impact on our business and operations;

•

tax law changes or challenges to our tax positions with respect to historical transactions may adversely affect our net income, effective tax rate and our overall results of operations and financial condition; and,

•

changes in accounting standards governing the preparation of our financial statements and future events could have a material impact on our reported financial condition, results of operations, cash flows and other financial data.

Investors should not place undue reliance on any forward-looking statement and should consider all risk factors discussed in our 2023 Annual Report to Shareholders and any subsequent reports filed with the SEC by BNY pursuant to the Exchange Act. All forward-looking statements speak only as of the date on which such statements are made, and BNY undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt; common stock repurchases and other capital distributions, such as common and preferred stock dividends; the redemption of preferred stock; investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

The Company will not receive any proceeds from the sale of any securities in connection with market-making transactions by BNY Mellon Capital Markets, LLC or any other affiliate of the Company.

DESCRIPTION OF DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Debt Securities”) sets forth certain general terms and provisions. The particular terms of Debt Securities of any series will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the Debt Securities of the series are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which Debt Securities of the series will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the Debt Securities of the series will be payable;

•	the rate or rates per annum at which the Debt Securities of the series will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•

if Debt Securities of the series are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•

the place or places where the principal of (and premium, if any, on) and interest, if any, on the Debt Securities of the series will be payable and the manner in which any payment may be made, if other than in accordance with the applicable procedures of the applicable depositary for Debt Securities issued in global form;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the Debt Securities of the series will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

the currency, currencies, composite currency, composite currencies or currency units in which payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be payable, if other than the currency of the United States of America, and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•

if the principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in one or more currencies, composite currencies or currency units other than that or those in which such series of Debt Securities are stated to be payable, the currency, currencies, composite currency, composite currencies or currency units in which payment of the principal of (or premium, if any, on) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•

the index, formula or other method, if any, with reference to which the amount of any payment of principal of (or premium, if any, on) or interest, if any, on Debt Securities of the series will be determined;

•

if the principal amount payable at the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be the principal amount of such Debt Securities as of any such date for any purpose, including the principal amount which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

the portion of the principal amount of the Debt Securities of the series that will be payable upon declaration of acceleration of the maturity thereof, if other than the entire principal amount thereof;

•

the terms, if any, relating to the issuance, payment or conversion of any Debt Securities of the series that may be converted into securities or other property other than Debt Securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•

any addition to, elimination of or other change in the Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, that apply to the Debt Securities of the series and any change in the rights of the trustee or the required holders of Debt Securities to declare the principal thereof due and payable;

•

whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the Debt Securities of the series;

•

if Debt Securities are sold for one or more foreign currencies, composite currencies, or currency units, or principal, interest or premium are payable in one or more foreign currencies, composite currencies, or currency units, the restrictions, elections, tax consequences and other information regarding the issue and one or more foreign currencies, composite currencies, or currency units;

•

if the Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

•

any change in the actions permitted or required to be taken by or on behalf of the holders of the Debt Securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific Debt Securities of the series rather than or in addition to the holders of all Debt Securities of the series;

•	the remarketing or extension features, if any, of the Debt Securities of the series;

•	any addition to, elimination of or other change in the covenants that apply to the Debt Securities of the series or, in the case of Senior Debt Securities, in the definition of “Covenant Breach”; and

•	any other material terms of the Debt Securities of the series.

The terms of any Debt Security of a series may differ from the terms of other Debt Securities of the same series. The matters referenced above may be established and set forth or determined as described with respect to all or any specific Debt Securities of a series (in each case to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)).

Unless otherwise stated in a prospectus supplement, the Debt Securities of each series will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of (and premium, if any, on) and interest, if any, on the Debt Securities of any series and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Debt Indenture, dated as of February 9, 2016, between BNY and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the First Supplemental Senior Debt Indenture, dated as of January 30, 2017, as further supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under the Senior Subordinated Debt Indenture, dated as of February 9, 2016, between BNY and Wilmington Trust, National Association, as Trustee, as supplemented by the First Supplemental Senior Subordinated Debt Indenture, dated as of January 30, 2017, as further supplemented from time to time (the “Senior Subordinated Indenture”).

The Bank of New York Mellon, our affiliate, has been appointed as, and will act as, paying agent, authenticating agent and security registrar under each of the Senior Indenture and the Senior Subordinated Indenture, unless otherwise stated in a prospectus supplement.

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. The Debt Securities of each series will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Board or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the following summaries do not purport to be complete and are qualified in their entirety by reference to the Indentures.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of September 30, 2024, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $30.1 billion. As of September 30, 2024, no indebtedness of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

•

principal of (and premium, if any, on) and interest, if any, on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of the Company maintained for such purpose (which, as of the date of this prospectus, will be the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York), except that, at the option of the Company, interest may be paid (i) by mailing a check to the address of the Person entitled thereto as it appears in the security register or (ii) by wire transfer in immediately available funds at the place and to the account as the Person entitled thereto may designate, as specified in the security register in writing not less than ten business days before the interest payment date, and provided that payment on Debt Securities issued as global Debt Securities may be made pursuant to the applicable depositary’s applicable procedures (Sections 202, 305 and 1002);

•	the Debt Securities of each series will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302); and

•

we will not pay any additional amounts on the notes to compensate any holder or beneficial owner for any United States tax withheld from payments of principal or interest on the Debt Securities. (Section 1001)

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto. (Section 101)

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency, currencies, composite currency, composite currencies or currency units other than the currency of the United States of America, if the principal of (or premium, if any, on) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in any currency, currencies, composite currency, composite currencies or currency units other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of (or premium, if any, on) or interest, if any, on the Debt Securities of any series, special federal income tax, accounting and other considerations applicable thereto will be described in the prospectus or pricing supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any, on) and interest, if any, on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing either a default in any payment with respect to Senior Indebtedness or any event of default permitting the holders of any Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which such Senior Indebtedness would otherwise have become due and payable, or if any judicial proceeding shall be pending with respect to any such default. However, none of the foregoing will prevent the satisfaction of any sinking fund payment with respect to certain Securities, as described in the Senior Subordinated Indenture, which have been acquired prior to such default. (Article Thirteen of the Senior Subordinated Indenture)

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to Senior Subordinated Debt Securities of a particular series offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as (a) all indebtedness and obligations of, or guaranteed or assumed by, the Company that are for borrowed money, or are evidenced by bonds, debentures, notes or other similar instruments, or are deferred obligations for the payment of the purchase price of property or assets, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, (b) obligations of the Company that are similar to those in clause (a) above and arise from off-balance sheet guarantees and direct credit substitutes, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and (c) all obligations of the Company associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, in each case, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, and, in the case of each of clauses (a), (b) and (c) above, all amendments, renewals, extensions, modifications and refunding of such indebtedness and obligations. However, in each case Senior Indebtedness shall not include (i) the Senior Subordinated Debt Securities, (ii) the Existing Senior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture), (iii) the Existing Junior Subordinated Indebtedness (as defined in the Senior Subordinated Indenture) and (iv) such other indebtedness of the Company as is by its terms expressly stated (A) not to be senior in right of payment to, or (B) to rank pari passu with, or (C) to rank junior in right of payment to, the Securities or the other securities referred to in clause (ii). (Section 101 of the Senior Subordinated Indenture)

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other.

As of September 30, 2024, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $30.1 billion.

A Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company. When issued, the Senior Debt Securities will constitute Senior Indebtedness.

In addition, the Senior Subordinated Debt Securities may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into securities or other property other than Debt Securities of the same series. The provisions necessary to permit or facilitate the issuance, payment or conversion of such Debt Securities of any series will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to any Senior Debt Securities, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Senior Debt Securities under Section 1005 of the Senior Indenture (and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture for the benefit of the holders of such Senior Debt Securities) and the consequences of the occurrence of a Covenant Breach (with respect to Section 1005 of the Senior Indenture and any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Indenture), and, if applicable, any Event of Default specified pursuant to Section 501(7) of the Senior Indenture.

If applicable to Senior Subordinated Debt Securities, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Senior Subordinated Debt Securities under any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Subordinated Indenture for the benefit of the holders of such Senior Subordinated Debt Securities, the occurrence of an event specified in Section 503(c) of the Senior Subordinated Indenture (with respect to any covenants provided pursuant to Section 301(xviii), 901(2) or 901(7) of the Senior Subordinated Indenture), and, if applicable, pursuant to Section 501(3) of the Senior Subordinated Indenture will not result in a Default, and the provisions described under “—Subordination of Senior Subordinated Debt Securities” will cease to apply.

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of (A) money in an amount, (B) U.S. Government Obligations that, through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, (C) other obligations or arrangements as may be specified in the applicable prospectus supplement with respect to the such Debt Securities, or (D) a combination thereof, in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, to pay and discharge (i) the principal of (and premium, if any, on) and interest, if any, on such Debt Securities to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Debt Securities on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable federal income tax law, in any such case after the date of the Applicable Indenture.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, there will not be a Covenant Breach or any Event of Default under the Senior Debt Securities and there will not be a Default under the Senior Subordinated Debt Securities with respect to the covenants or events noted in the description of covenant defeasance. (Article 13 of the Senior Indenture and Article 14 of the Senior Subordinated Indenture)

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default or Covenant Breach and no event which would become an Event of Default or Covenant Breach shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly or indirectly by the Company, free and clear of any security interest. (Section 1005 of the Senior Indenture) “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture)

Defaults

Solely for the purposes of this section “—Defaults” and solely with respect to the Senior Debt Securities, the term “series” refers to Senior Debt Securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default for 30 days in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	certain events of bankruptcy, insolvency or reorganization of the Company; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501)

If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of any series on behalf of the holders of all Senior Debt Securities of such series.

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Debt Securities of any series, the principal amount of all the Senior Debt Securities of that series (or in the case of any Senior Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. (Sections 502 and 513)

The Senior Indenture defines a Covenant Breach with respect to any series of Senior Debt Securities as any one of the following events:

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series; or

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Debt Securities other than Senior Debt Securities of that series) and continuance of such default or breach for 90 days after due notice. (Section 101)

For Senior Debt Securities, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an Event of Default in respect of such Senior Debt Securities. Neither the Trustee nor any holders of such Senior Debt Securities will have any enforcement right or other remedy in respect of covenant breaches except as described below.

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Senior Subordinated Debt Securities of that series. (Section 501)

If an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of the Company occurs with respect to the Senior Subordinated Debt Securities of any series, the principal amount of all the Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. If an Event of Default (other than certain events of bankruptcy, insolvency or reorganization of the Company) occurs with respect to the Senior Subordinated Debt Securities of any series, the Trustee or holders of not less than 25% of the outstanding principal amount of that series may declare the principal amount of all Senior Subordinated Debt Securities of that series (or in the case of any Senior Subordinated Debt Security of that series which specifies an amount to be due and payable thereon upon acceleration of its maturity, such amount as may be specified by the terms of such Senior Subordinated Debt Security) immediately payable. However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any, on) or interest, if any, on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of any series on behalf of the holders of all Senior Subordinated Debt Securities of such series. (Sections 502 and 513)

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty solely for the benefit of Senior Subordinated Debt Securities other than Senior Subordinated Debt Securities of that series) and continuance of such default or breach for 90 days after due notice; or

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

For Senior Subordinated Debt Securities, acceleration will not be permitted for reasons other than certain events of bankruptcy, insolvency or reorganization of the Company that constitute Events of Default; neither the Trustee nor any holders of the Senior Subordinated Debt Securities will have any enforcement right or other remedy in respect of any other defaults under or breach of the Senior Subordinated Indenture or any Senior Subordinated Debt Securities except as described below. In addition, all the remedies available upon the occurrence of an Event of Default under the Senior Subordinated Indenture will be subject to the restrictions on the Senior Subordinated Debt Securities described above under “—Subordination of Senior Subordinated Debt Securities”

The Indentures

The Indentures provide that, if a default occurs with respect to Debt Securities of any series, within 90 days after the receipt by the applicable Trustee of written notice of a default, the applicable trustee will deliver to the holders of Debt Securities of that series notice of such default if uncured and not waived as and to the extent provided by the Trust Indenture Act; provided that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Debt Security of such series or payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of notice is in the best interest of the holders of the Debt Securities of such series. In addition, under the Senior Indenture, such notice shall not be given until 90 days after the occurrence of a default with respect to outstanding Senior Debt Securities of any series or breach of a covenant in the Senior Indenture (other than for a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Senior Debt Security of such series or payment of any sinking fund installment with respect to the Senior Debt Securities of such series). The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or Covenant Breach (or any event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach) or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602)

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603) The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512)

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things:

•	evidencing the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company;

•	adding to the covenants of the Company for the benefit of the holders of all or any Debt Securities of any series;

•

conveying, transferring, assigning, mortgaging or pledging any property to or with the Trustee, or securing the Debt Securities of any series, or providing for guarantees of the Debt Securities of any series;

•	surrendering any right or power conferred on the Company in the Applicable Indenture with respect to the Debt Securities of any series;

•

adding any additional Events of Default for the benefit of the holders of all or any Debt Securities of any series, and, under the Senior Subordinated Debt Indenture, adding additional Defaults for the benefit of all or any Senior Subordinated Debt Securities of any series;

•	adding or changing any provisions to permit or facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

•

adding to, changing or eliminating any of the provisions of the Indentures (including, without limitation, the covenants and Events of Default and Defaults (as applicable)), provided that any such addition, change or elimination shall not apply to any outstanding Debt Securities nor modify the rights of any holder of any such outstanding Debt Securities, or shall become effective only when there is no Debt Security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

•	establishing the form or terms of Debt Securities of any series;

•

evidencing and providing for the acceptance of appointment under the Indentures by a successor Trustee with respect to the Debt Securities of one or more series and adding to or changing any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;

•	complying with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Applicable Indenture under the Trust Indenture Act;

•

adding to or changing any of the provisions of the Indentures with respect to any Debt Securities that by their terms may be converted into securities or other property other than Debt Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Debt Securities;

•	complying with the rules of any applicable depositary;

•

supplementing any of the provisions in the applicable Indenture to such extent as will be necessary to permit or facilitate the defeasance and discharge or covenant defeasance of any Debt Securities provided, in each case, that any such action shall not adversely affect the interests of the holders of Debt Securities or any other Debt Securities in any material respect; or

•

curing an ambiguity, correcting or supplementing any provision of the Applicable Indenture which may be defective or inconsistent with any other provision thereof, or making any other provisions with respect to matters or questions arising under the Applicable Indenture, not adversely affecting the interests of the holders of record of any Debt Securities in any material respect.

In addition, modification and amendments of each Indenture may be made by the Company and the Trustee under the Applicable Indenture, with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an original issue discount Debt Security or any other Security which would be payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any, on) or interest, if any, on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

if any Debt Security provides that the holder may require the Company to convert such Debt Security, impair such holder’s right to require conversion of such Debt Security on the terms provided therein;

•

reduce the percentage in principal amount of any outstanding Debt Securities, the consent of whose holders is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first ten items above and, in the case of the Senior Subordinated Indenture the eleventh item above, may be made with respect to all or any specific Debt Securities of any series with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture)

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or permit any Person to consolidate with or merge into the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default or Covenant Breach, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default or Covenant Breach, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801)

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person. (Section 802)

Sections 801 and 802 of the Indentures do not apply to conveyances, transfers or leases of the Company’s assets substantially as an entirety to one or more Subsidiaries.

Our Relationships with the Trustees

Deutsche Bank Trust Company Americas is the trustee under the Senior Indenture. Wilmington Trust, National Association is the trustee under the Senior Subordinated Indenture. We and certain of our subsidiaries, including The Bank of New York Mellon, maintain banking relations with the trustees in the ordinary course of business.

In addition, affiliates of Deutsche Bank Trust Company Americas have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. Such Trustee may have to resign if a default occurs with respect to the Senior Debt Securities within one year after any offering of our securities underwritten by an affiliate of such Trustee, such as Deutsche Bank Securities Inc., since such Trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, such Trustee would be required to resign as Trustee under the Senior Indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. During the period of time until a successor is appointed, such Trustee will have both (a) duties to holders of Debt Securities under the Senior Indenture and (b) a conflicting interest under the Senior Indenture for purposes of the Trust Indenture Act. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of the relevant Senior Debt Securities.

In addition, each applicable Trustee can resign for any reason with 30 days’ notice, and we would be required to appoint a successor trustee. If within one year of such resignation, no successor Trustee has been appointed by the Company the holders of a majority in principal of the outstanding amount of Debt Securities of such series may appoint a successor Trustee. If no applicable successor Trustee with respect to the Debt Securities of any series is appointed by the Company or the holders of Debt Securities of such series, a holder of Debt Securities of such series who has been a bona fide holder for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series. If the applicable Trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The applicable Trustee will remain the trustee under the Applicable Indenture until a successor is appointed.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the Applicable Indenture, as of any date:

•

the portion of the principal amount of an original issue discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of such date upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

•

if, as of such date, the principal amount payable at the maturity of a Debt Security is not determinable, the principal amount of such Debt Security that will be deemed to be outstanding will be the amount as specified or determined as contemplated by Section 301 of the Applicable Indenture;

•

the portion of the principal amount of a Debt Security denominated in one or more foreign currencies, composite currencies or currency units that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on such date as contemplated by Section 301 of the Applicable Indenture, of the principal amount of such Debt Security (or, in the case of an original issue discount Debt Security, the amount determined as provided in the two items immediately above); and

•	Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor shall not be deemed to be outstanding. (Section 101)

Governing Law

The Indentures are, and the Debt Securities will be, governed by and construed in accordance with the laws of the State of New York.

Waiver of Jury Trial

Under the Indentures, each of the Company, the Trustees and the holders of the Debt Securities irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable Indenture, the Debt Securities or the transactions contemplated thereby.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value;

•	number of shares or fractional interests therein;

•	any dividend, liquidation, redemption, voting and other rights;

•	if applicable, the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or Debt Securities;

•	the securities exchanges, if any, on which such Preferred Stock is to be listed; and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that series of Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the series of Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to issue up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock, par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Board will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designations for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of the Company (or a duly authorized committee of the Board) out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board (or a duly authorized committee of the Board). Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to rules and policies established by the Federal Reserve Board. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, and Part I, “Item 1. Business—Supervision and Regulation” in our Form 10-K for the year ended December 31, 2023, both of which are incorporated herein by reference (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

A series of Preferred Stock may be convertible into shares of another series of Preferred Stock or Common Stock. The prospectus supplement for any series of Preferred Stock will state the terms, if any, of such conversion rights.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board or by any other method determined to be equitable by the Board.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Our right to redeem the Preferred Stock once issued is subject to the prior approval of the Federal Reserve Board or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the Federal Reserve Board or any successor appropriate federal banking agency will approve any redemption of the Preferred Stock that we may propose. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Preferred Stock, we must either (i) demonstrate to the satisfaction of the Federal Reserve Board that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify as Tier 1 capital under regulations of the Federal Reserve Board immediately following or concurrent with redemption.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under the Federal Reserve Board’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The following description and any description of the Deposit Agreement, Depositary Receipt and Depositary Shares in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Depositary Agreement and form of Depositary Receipt, which we will file with the SEC (and incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part) in connection with the offering of Depositary Shares.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders, when, as and if declared by the Board.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such

Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement may be terminated immediately and without notice if (i) all outstanding Depositary Shares have been redeemed; or (ii) if applicable, each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares; or (iv) with the consent of the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series; or (v) the Depositary materially breaches any of its obligations with regard to the treatment of personal information (as defined in the Depositary Agreement).

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward to the holders of the depositary shares all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the depositary shares or the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon, BNY Mellon, N.A. and Pershing LLC, to pay dividends or otherwise transfer funds to it,

•

is also subject to rules and policies established by the Federal Reserve Board. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning and Stress Testing—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2023 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which is incorporated by reference, and Part I, “Item 1. Business—Supervision and Regulation” in our Form 10-K for the year ended December 31, 2023 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus), and

•

will be prohibited, subject to certain restrictions, in the event that we do not declare and pay in full preferred dividends for the then-current dividend period of our Series A preferred stock or the last preceding dividend period of our Series F preferred stock, Series G preferred stock, Series H preferred stock and Series I preferred stock.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote.

The Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSR Committee”) will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. If, because of recusals, the CGNSR Committee is unable to meet and consider the issue with a quorum of its members participating in the discussion, the Board may assign the issue to another committee consisting solely of independent directors. In considering whether to accept or reject the tendered resignation, the CGNSR Committee (or other committee to which the matter is assigned) will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation (or the recommendation of such other committee to which the matter is assigned) no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee (or such other committee) and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision (and, if applicable, the reasons for rejecting the tendered resignation) in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors of the Company (including holders of the Company’s Debt Securities) and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Trust Company, N.A., is the Transfer Agent and Registrar for the Common Stock of the Company. Computershare, Inc. is the Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, the Board approves either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•	the business combination is approved by the Board and authorized by a vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203)

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors. In general, written notice with regard to a stockholder nominee for the board of directors must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires. In addition, the Company’s Amended and Restated By-Laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice of a proposal by stockholders to be brought before an annual meeting must be received by the Secretary of the Company not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented, or (2) 10 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting. Matters to be considered and brought before any special meeting of stockholders (including in the case of a stockholder requested special meeting) are limited to such matters that may be brought properly before such meeting as set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws set forth the information that must be provided in connection with any proposal by stockholders to be brought before a meeting of the stockholders. In general, the advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s), the name and address of any beneficial owners of the Company’s common stock on whose behalf such business is to be presented, the reasons for conducting the business at the meeting and any material interest of the stockholder or any such beneficial owner in the business proposed at the meeting, information on any agreement, arrangement or understanding (including any hedging, derivative or other similar transactions, regardless of the form of settlement) that is in place or has been entered into by or for the benefit of such stockholder or any such beneficial owner with respect to the Company’s securities, debt instruments or credit ratings within the prior six months preceding the date of delivery of the stockholder’s notice, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in the credit ratings of the Company or to increase or decrease the voting power of such stockholder or any such beneficial owner, and if so, a summary of the material terms thereof, and a representation that the stockholder or any such beneficial owner intends, or is part of a group (providing the name and address of each participant (as defined in Item 4 of Schedule 14A of the Exchange Act)) that intends to (i) deliver a proxy statement to, and solicit proxies from, holders of at least the percentage of voting power of all of the shares of capital stock of the Company required under applicable law to approve the proposal or (ii) otherwise solicit proxies from stockholders in support of such proposal in compliance with applicable legal requirements.

Our Amended and Restated By-Laws provide stockholders holding an aggregate “net long position” (as defined in the Amended and Restated By-Laws) representing at least 20% of the outstanding Common Stock of the Company the right to request that the Secretary of the Company call a special meeting of stockholders. The amendments also set forth the requirements and procedures of such a stockholder special meeting request, including with respect to (i) when multiple requests will be considered together, (ii) the information required when submitting a request, (iii) limitations on when requests may be made, (iv) the time for holding a special meeting following a request and (v) the appropriate scope of business at any meeting held pursuant to a request.

Our Amended and Restated By-Laws also provide that vacancies on the Board may only be filled by a majority of directors then remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock, Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as parts of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, Preferred Stock, Common Stock or Depositary Shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Depositary Shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, Depositary Shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in a prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Preferred Stock, Depositary Shares or other securities registered under the registration statement of which this prospectus forms a part (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary, they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s partnership nominee) for the Book Entry Securities, representing the aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or Depositary Shares or the other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant paying agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)

DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or Covenant Breach.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable security registrar. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee (or agent) and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security or Preferred Stock certificates representing such Debt Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee (or agent) as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

•	As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law.

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

•

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

•

Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

•

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company does not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities offered by the Company

The securities to be offered by the Company may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company, the Company may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or any of its affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A., Pershing LLC and other subsidiaries of the Company in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates that have such a relationship routinely hedge, and certain other of those underwriters or their affiliates that have such a relationship may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. Accordingly, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and the applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Sullivan & Cromwell LLP, New York, New York, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has in the past represented the Company and its affiliates and continues to represent the Company and its affiliates on a regular basis and in a variety of matters.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The Bank of New York Mellon Corporation

500,000 Depositary Shares

Each representing a 1/100th Interest in a Share of Series N Noncumulative Perpetual Preferred Stock

Goldman Sachs & Co. LLC

J.P. Morgan

Morgan Stanley

RBC Capital Markets

UBS Investment Bank

BNY Capital Markets